Exhibit 10.7

****    INDICATES THAT CERTAIN INFORMATION CONTAINED HEREIN HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

WHOLESALE DISTRIBUTION AGREEMENT

THIS WHOLESALE DISTRIBUTION AGREEMENT (this “Agreement”) is made as of March 26, 2013 (the “Effective Date”) by and between CTI LIFE SCIENCES LIMITED, a limited company incorporated under the laws of England and Wales, having a registered office at Highlands House, Basingstoke Road, Spencer Wood, Reading, Berkshire RG7 1NT United Kingdom (“CTILS”), which is a wholly owned subsidiary of CELL THERAPEUTICS, INC., a Washington corporation, with its principal place of business at 3101 Western Avenue, Suite 600, Seattle, Washington 98121, U.S.A. (“CTI”) and MAX PHARMA GMBH, a corporation duly organized and existing under the laws of the Federal Republic of Germany, having its principal office at Am Gewerbegebiet 5, 95185 Gattendorf, Germany (“Wholesaler”). CTILS and Wholesaler are referred to herein as the “Parties,” and each individually as a “Party.”

RECITALS

WHEREAS, CTILS is a biopharmaceutical company focused on research, development and manufacture of oncology products, and CTILS’ product, PIXUVRI®, has been granted central approval by the European Medicines Agency (“EMA”) as monotherapy for the treatment of adult patients with multiply relapsed or refractory aggressive non-Hodgkin B-cell lymphomas (“NHL”);

WHEREAS, CTILS wishes to appoint a wholesale distributor for the Product in the Territory (as such terms are hereinafter defined) to purchase, sell and distribute the Product in the Territory;

WHEREAS, Wholesaler desires to be appointed the wholesale distributor of the Product in the Territory for such purposes, and CTILS is willing to so appoint Wholesaler on the terms and subject to the conditions set forth herein; and

WHEREAS, Wholesaler desires to purchase from CTILS, and CTILS desires to sell to Wholesaler, Wholesaler’s orders of the Product for sale and distribution in the Territory on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants of the Parties hereto, it is hereby agreed as follows:

ARTICLE I

DEFINITIONS

In addition to the terms defined in the text of this Agreement, the following terms have the following meanings:

1.1 “Affiliate” means an entity which controls, is controlled by or is under common control with CTILS, including without limitation CTI.

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1.2 “Approval” means the achievement of all authorizations, permissions, licenses, certificates and/or consents required by the applicable laws, rules and/or by the regulations which are necessary in order to import, market, use, sell and distribute the Product within the Territory and any variation of any such permission.

1.3 “Authority” means any competent regulatory authority in the Territory, or a part of the Territory, as applicable, having authority to determine and/or approve the pricing and/or the reimbursement (as applicable) and the importation, distribution, promotion and sale of pharmaceutical products.

1.4 “Business Day” means any day other than a Saturday or Sunday or a public or bank holiday in the United States of America (“U.S.A.”) and/or public or bank holiday, as applicable, at the location of the Wholesaler’s storage and distribution center.

1.5 “Company Marks” means CTILS’ name and logo which are used in connection with wholesale distribution of the Product or the Services to be performed under this Agreement or otherwise in connection with this Agreement.

1.6 “Force Majeure” means any circumstances beyond the reasonable control of the relevant Party (including, without limitation, any strike, lock-out or other form of industrial action, acts of God, war or national emergency, an act of terrorism, riot, civil commotion, malicious damage, compliance with any law or government order, rule, regulation or direction, accident, fire, flood or storm) which prevents that Party from complying with any or all of its obligations under this Agreement.

1.7 “Indication” means monotherapy for the treatment of adult patients with multiply relapsed or refractory aggressive non-Hodgkin B-cell lymphomas (NHL). The benefit of pixantrone treatment has not been established in patients when used as fifth line or greater chemotherapy in patients who are refractory to last therapy.

1.8 “Intellectual Property Rights” mean all intellectual and industrial property rights including patents, know-how, registered trademarks, registered designs, utility models, applications for and rights to apply for any of the foregoing, unregistered design rights, unregistered trademarks, rights to prevent passing off for unfair competition and copyright, database rights, topography rights and any other rights in any invention, discovery or process, in each case worldwide and together with all renewals and extensions.

1.9 “Know-How” means all technical, clinical, regulatory, medical and/or commercial data and other information relating to the Product developed or acquired by either Party or by or in the course of this Agreement which is necessary or useful for the activities contemplated hereby. Know-How does not include details of how to manufacture the Product.

1.10 “Premises” means Am Gewerbegebiet 5, 95185 Gattendorf, Germany or such other address for delivery to and storage and wholesale distribution of Product that Wholesaler may notify CTILS of in writing from time to time.

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1.11 “Prices” mean the price for the Product as set out in Schedule 1 of this Agreement, or as varied in accordance with Sections 4.2 and 4.3.

1.12 “Pricing Approval” means any and all permissions to be obtained from the Authority which are necessary for the definition of the approved Public Price of the Product and reimbursement conditions established by the Authority as well as the grant of such approved Public Price, and any variation of any such permission. Pricing Approval will also comprise approvals, permissions and conditions established by the Authority imposed on Wholesaler and/or CTILS for participating in and supplying the Product pursuant to tender processes in the Territory.

1.13 “Product” means the product listed in Schedule 1.

1.14 “Product Marks” means any trademark, service mark, trade name, domain name and logo used on or in connection with the identification or marketing of the Product.

1.15 “Public Price” means the price, approved by the Authority, to be paid by a patient (or his or her insurers or other third party payors).

1.16 “Territory” means the Federal Republic of Germany, including any additional countries agreed between the Parties in writing from time to time after the Effective Date.

1.17 “Trade Marks” mean the Company Marks and Product Marks of CTILS listed in Schedule 3 and such other Product Marks as CTILS notifies to Wholesaler in writing from time to time after the Effective Date.

1.18 “Year” means the period of twelve (12) months beginning on the Effective Date and each subsequent period of twelve (12) months commencing on the anniversary of the Effective Date during the continuance of this Agreement.

ARTICLE II

APPOINTMENT AND RESTRICTIONS

2.1 Appointment and Services.

(a) Appointment. Subject to the terms and conditions of this Agreement, CTILS hereby appoints Wholesaler as its exclusive (except to the extent set forth in Section 2.5) wholesale distributor for the sale, storage and distribution within the Territory of the Product supplied by CTILS or an Affiliate of CTILS to Wholesaler pursuant to this Agreement. Notwithstanding the foregoing, CTILS shall have the right to fill orders for Product in the Territory through its third party logistics provider for a transition period of one (1) month after the Effective Date. CTILS shall also have the right to fill orders for Product in the Territory through its third party logistics provider if Wholesaler unable to do so. Within a reasonable time after the Effective Date, CTILS shall inform its existing customers that Wholesaler is a wholesale distributor for the sale and distribution of the Product in the Territory and shall make necessary changes to ordering information published in national medicines databases. Such

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appointment does not include the right to sublicense or appoint subdistributors or agents to resell or distribute the Product without the express written permission of CTILS. For the avoidance of doubt, CTILS shall be solely responsible for and Wholesaler shall have no responsibility under this Agreement for the marketing and promotion of Product in the Territory.

(b) Services. In conjunction with the appointment under Section 2.1(a), Wholesaler agrees to purchase, sell and distribute the Product in the Territory on its own account (the “Services”). Wholesaler shall perform Services in compliance with all applicable laws, rules and regulations.

(c) Limitations. Except as specifically provided to the contrary herein, the foregoing appointment shall not be construed, by implication or otherwise, (i) to effect any sale or transfer of proprietary CTI or CTILS technology or information, (ii) to grant any license or right relating to CTI’s or CTILS’ proprietary methods of formulating, fabricating and manufacturing the Product, or (iii) to grant Wholesaler any rights in or to any proprietary technology or information of CTI or CTILS.

(d) Extraterritorial Activities. During the term of this Agreement, Wholesaler shall neither seek customers for the Product outside the Territory nor establish any branch, sales office or warehouse or maintain any distribution or other facilities outside the Territory for the sale or distribution of the Product.

2.2 Acceptance of Obligations; Best Efforts. Wholesaler hereby accepts the appointment described in Section 2.1 and hereby agrees to use its best efforts at all times during the term hereof to sell and distribute the Product in the Territory. Wholesaler’s “best efforts” in this Section 2.2 shall mean that Wholesaler shall use generally the same channels and methods, exercise the same degree of effort and diligence, and adhere to the same standards as Wholesaler would apply in distributing other pharmaceutical products.

2.3 Independent Contractor. Wholesaler shall act as an independent contractual party that purchases the Product and resells it in its name and on its own account and shall provide the Services on its own name and for its own account. Nothing in this Agreement shall constitute or be deemed to constitute either Party as the legal representative or agent of the other, nor shall either Party have the right or authority to assume, create, or incur any liability or any obligation of any kind, expressed or implied, in the name or on behalf of the other Party.

2.4 Costs and Expenses. All costs and expenses for Wholesaler’s activities under this Agreement, including its storage, logistics, distribution and sales activities, shall be borne exclusively by Wholesaler.

2.5 Termination of Appointment. Wholesaler acknowledges and agrees that its exclusive appointment set forth by Section 2.1, shall not apply and CTILS shall be free to contact and entrust any third party for the provision, in part or in whole, of the Services in case this Agreement is terminated by CTILS in accordance with Article 15 of this Agreement.

2.6 No Sub-distribution. During the term of this Agreement, Wholesaler shall have no right to and shall not (a) use or appoint any third party sub-distributor to distribute the Products in the Territory; or (b) carry out the Services through any third party sub-contractor.

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ARTICLE III

CTILS ASSISTANCE

3.1 CTILS Assistance. CTILS shall further provide such information, materials and Know How in its possession to provide a reasonable level of support to Wholesaler in its application for local import and distribution licenses if required for the Product, provided that CTILS shall not be obliged to comply with unreasonable requests from the Authority and to the extent that such support requires a substantial commitment of time and resource on the part of CTILS, Wholesaler shall compensate CTILS appropriately for its efforts.

ARTICLE IV

CONSIDERATION; PRICING AND PAYMENT

4.1 Consideration. In consideration of the costs and expenses that have been incurred by CTI and CTILS in connection with the Product, including, without limitation, the incurrence of costs and expenses of research and development, developing manufacturing capability and capacity, conducting clinical trials, making regulatory filings and taking other actions, as well as the legal, general and administrative costs related thereto, Wholesaler agrees to pay CTILS the amounts set forth in Schedule 1.

4.2 Prices. CTILS will supply the Product to Wholesaler at the Prices. CTILS shall have the right to vary the Prices, at its sole discretion, by giving Wholesaler not less than sixty (60) Business Days’ notice.

4.3 Reduction in the Public Price. In the event that the Public Price of the Product is reduced in the Territory, CTILS will notify Wholesaler upon becoming aware of the impending price change. CTILS will request a stock report for the Product at the time of the price change and reconcile the price difference for the Product stock held by Wholesaler. The first such reconciliation shall cover a maximum of **** vials of Product stock held by Wholesaler. For subsequent reconciliations, the maximum number of vials of Product stock subject to reconciliation shall be adjusted once a year on the anniversary of the Effective Date upon mutual written agreement of the parties.

4.4 Taxes. All Prices are inclusive of packaging but exclusive of any applicable value added or any other sales tax or other tax for which Wholesaler shall be additionally liable.

4.5 Invoices. CTILS or its designee shall invoice the Wholesaler via email for each delivery of Product at the time of each shipment to the Wholesaler or the designated carrier DAP (Incoterms 2011). CTILS shall invoice Wholesaler for the total units shipped as indicated in Schedule 1.

4.6 Payments. For the first Order and delivery of Product, payment for the Order shall occur in Euros and be made on a rolling basis using monthly payments as Product is sold in the Territory, with full payment due within **** from the invoice date. Payments shall be made by wire transfer to CTILS’ bank account as notified in writing by CTILS. For subsequent Orders and deliveries of Product, payment for each Order shall occur in Euros within **** from the invoice date. Emails shall be sent to the email addresses designated by the parties.

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4.7 Late Payments. Late payments hereunder will bear interest, from the due date until paid, at a rate equal to the lesser of (a) the per annum rate of two percent (2%) over the then-current prime rate quoted by Citibank in New York City, or (b) the maximum rate allowable by applicable law.

ARTICLE V

MANUFACTURING; PURCHASE ORDERS AND FORECASTS

5.1 Manufacturing and Supply. As between the Parties, CTILS will be responsible for manufacturing and supplying the Products to Wholesaler in accordance with the terms and conditions of this Agreement. CTILS will use reasonable commercial efforts to supply ordinary Orders of the Product to Wholesaler for sale and distribution by Wholesaler in the Territory. However, Wholesaler acknowledges and agrees that CTILS shall be free to manufacture the Products itself or to engage one or more contract manufacturers or third party logistics (“3PL”) or other service providers selected by CTILS. Wholesaler shall obtain Products solely from CTILS. Products shall be supplied by CTILS to Wholesaler in a form ready for sale in the Territory. All labeling shall be consistent with the EMA approval for the Product.

5.2 Inventory. The first Order of Product shall be for **** vials. Subsequently, Wholesaler shall maintain within its warehouse, as inventory of Product, a minimum quantity of the Product sufficient to satisfy existing and estimated future orders, but in no event less than the quantity of Product that is equal to the quantity of the Product sold during the previous two (2) calendar months.

5.3 Orders. Wholesaler shall submit, at least ten (10) Business Days days prior to the requested date of delivery, written purchase orders (“Orders”) to CTILS or its designee for the supply of the Product, in a quantity of the Product that shall always be sufficient to meet the requests of the customers. Each Order shall be based on the previous Order and on the Forecasts, and each Order shall contain the Product name, the Product codes, the quantity required and the total price of the Order (excluding VAT). The receipt by CTILS of an Order during the term of this Agreement shall constitute a firm order, subject to the terms and conditions of this Agreement. Notwithstanding the foregoing, any terms and conditions included within or accompanying a purchase order or similar instrument shall not modify or supplement the terms and conditions of this Agreement.

5.4 No Returns. Wholesaler acknowledges and agrees that no right of returns exists in relation to any unsold Product, including expired Products. Wholesaler may return the Product to CTILS only in case of a defective Product in accordance with the terms of Section 6.5, for Product recall or if the Product is withdrawn from the market in the Territory.

ARTICLE VI

DELIVERY

6.1 Timing. Within two (2) Business Days of the receipt of an Order, CTILS or its designee shall provide Wholesaler by email, facsimile or phone with an estimated date for delivery, which shall be not later than two (2) Business Days following the requested date of

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delivery. CTILS shall use commercially reasonable efforts to meet delivery dates and shall: (a) notify Wholesaler as soon as reasonably practicable of any anticipated or actual delays it experiences or anticipates experiencing in meeting an estimated delivery date; and (b) provide Wholesaler with such details of the causes of such delays as Wholesaler reasonably requires. Wholesaler shall grant CTILS an extension of ten (10) days for each delivery carried out by CTILS pursuant to this Agreement.

6.2 Shipments. For each shipment of the Product CTILS or its designee shall (a) e-mail to Wholesaler a copy of the delivery note for each delivery on the day of delivery and supply a copy of the delivery note with the delivered Product; and (b) inform Wholesaler if an Order for Product exceeds 50 kg by weight when providing Wholesaler with the estimated date for delivery. Shipment of the Product to Wholesaler’s Premises from CTILS’ 3PL or other distribution site shall be made by any means of transportation determined by CTILS. Wholesaler shall acknowledge receipt of Product at Wholesaler’s Premises by signing a bill of lading or similar document.

6.3 Packaging and Shelf-Life. The Products shipped by CTILS will at the time of delivery have a remaining shelf-life of at least ****, and will be marked in accordance with CTILS’s instructions and properly packed and secured so as to reach their destination in an undamaged condition in the ordinary course of events. CTILS will provide a certificate of analysis and a certificate of release with each batch of Product delivered.

6.4 Product Inspections. Within one (1) Business Day after delivery of the Product, Wholesaler shall inspect the Product for compliance and shall accept the Product or notify CTILS of any Product defects pursuant to Section 6.5. Wholesaler shall notify CTILS of any Product defects immediately after they are discovered. Any Products that Wholesaler does not reject by written notice to CTILS pursuant to Section 6.5 shall be deemed accepted “AS IS”. Upon acceptance, Wholesaler automatically shall and hereby does release CTILS and its Affiliates from all claims for non-conformity or defects except claims for latent defects that are not reasonably detectable at the time of acceptance; provided, however, that Wholesaler must notify CTILS in writing within one (1) Business Day of Wholesaler’s discovery of any such latent defects.

6.5 Rejection of Products. In the event of a breach of CTILS’ warranties regarding the Product under Section 12.2, or where Wholesaler becomes aware of a defect or latent defect pursuant to Section 6.4, Wholesaler may, within one (1) Business Day of becoming aware of such breach or defect, reject such Product by notice to CTILS specifying in detail the nature and quantity of the defective Product. Within thirty (30) days of receipt of such notice, CTILS shall collect the defective Product from Wholesaler at CTILS’ expense (including, without limitation, costs of carriage, insurance, export/import duties). In the event that CTILS fails to collect defective Product as set forth above within thirty (30) days from Wholesaler’s Premises, Wholesaler will store defective Product at CTILS’ risk and expense on its Premises or with a third party or will destroy the Product, at CTILS’ instruction and expense. In the event that CTILS fails to collect defective Product within sixty (60) days from Wholesaler’s Premises, Wholesaler may destroy the defective Product with the consent of CTILS and at the expense of CTILS. Wholesaler shall provide CTILS with proof of destruction of any Product within thirty (30) days of destruction.

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6.6 Storage and Distribution of Products. Wholesaler shall receive, store and distribute the Product in accordance with Good Distribution Practices (“GDP”), the particular receipt, storage and distribution conditions applicable to the Product and all other applicable laws, rules and regulations. At the request of either party, the parties shall enter into good faith negotiation of a separate technical agreement governing the technical aspects of the receipt, storage and distribution of the Product.

ARTICLE VII

DISTRIBUTION AND SALES ACTIVITIES

7.1 Product Distribution and Sales. Wholesaler shall distribute and sell the Product in the Territory in accordance with the terms and condition of this Agreement and applicable laws, rules and regulations.

7.2 Sales Activities by Wholesaler. Wholesaler shall, at its own expense, carry out the following activities in the Territory after Approval:

(a) sell the Product with the same label, container and package as received from CTI;

(b) ensure that the Trade Marks are visible and readable on the Product to be sold and that no changes are made without prior written approval of CTILS;

(c) report to CTILS within twenty-four (24) hours any adverse events reaction(s) associated with the use of the Product and all complaints relating to the Product;

(d) if requested in writing by CTILS and at CTILS’s cost and expense, provide the additional services at the prices set forth in Schedule 2;

(e) provide a report to CTILS specifying (i) the identity of the customers, and (ii) the unit and sales volumes of Product sold and shipped to such customers, including sales, free or discounted goods or samples if applicable. The report shall also include the quantity of inventory by SKU (available and in-process inventory), including lot numbers in Wholesaler’s warehouse. The frequency of the reports shall be once per week for the first three (3) months after the Effective Date and once every two (2) weeks thereafter; and

(f) not actively approach customers outside the Territory by direct mails, visits, advertisement or other promotions, or establish a branch or maintain a distribution depot for the Product outside of the Territory or otherwise seek orders for the Product from customers outside the Territory.

ARTICLE VIII

BRANDING

8.1 Use of Trade Marks. Wholesaler may use the Trade Marks in the Territory solely for the purposes of exercising its rights and performing its obligations under this Agreement, including, without limitation, selling the Product.

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8.2 Limitations. Wholesaler shall not without the prior written consent of CTILS:

(a) make any modifications to the Product or its packaging or labeling;

(b) alter, remove or tamper with any Trade Marks, numbers, or other means of identification used on or in relation to the Product;

(c) use any of the Trade Marks in any way which might prejudice their distinctiveness or validity or the goodwill of CTI or CTILS therein; or

(d) use in relation to the Product any trademarks other than the Trade Marks without obtaining the prior written consent of CTILS.

8.3 Rights to Trade Marks. Except as expressly provided in this Agreement, Wholesaler shall have no rights in respect of any trade names or Trade Marks used by CTILS in relation to the Product or of the goodwill associated therewith, and Wholesaler hereby acknowledges that, except as expressly provided in this Agreement, it shall not acquire any rights in respect of any trade names or Trade Marks and that all such rights and goodwill are, and shall remain, vested in CTI or CTILS.

ARTICLE IX

WHOLESALER’S COMPLIANCE OBLIGATIONS

9.1 Business Practices. Wholesaler shall take such steps as are necessary to ensure that its business and practices and the Services it shall perform under this Agreement are carried out in accordance with the ethical and compliance principles as communicated by CTILS from time to time.

9.2 Compliance with Law. Wholesaler shall comply with all applicable laws, rules, regulations and administrative requirements with respect to its activities pursuant to this Agreement, including those governing storage, shipments, transfers of products and import and export controls. The foregoing expressly includes all applicable antiboycott, anti-bribery, and corrupt practices laws, including without limitation the Foreign Corrupt Practices Act in the U.S.A., the UK Anti-Bribery Act in the United Kingdom and similar laws applicable in the Territory. Wholesaler shall take no action which would subject CTI or CTILS to penalties under the aforementioned laws, regulations or administrative requirements, including laws, regulations or administrative requirements of the U.S.A., the United Kingdom, the European Union and in the Territory. CTILS assumes no duty or obligation to audit or review Wholesaler’s compliance with this Section 9.2.

9.3 Government Officials. Wholesaler represents and warrants that other than as disclosed in writing to CTILS, none of the principals, officers or employees of Wholesaler to be engaged in or related to the provision of Services under this Agreement, is a government employee or official, an official or employee of a state-owned business or of any government or state owned organization, a political party official, or a candidate for political office. Wholesaler shall not give, offer or promise to give, or authorize the giving of, either directly or indirectly through any other person or firm, any money or thing of value to any official or employee of any government, state-owned business, government or state owned organization, or political party, or any candidate for political office.

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9.4 Records of Compliance. Wholesaler shall give prompt written notice to CTILS if Wholesaler has failed to comply with or has breached this Article 9. Wholesaler shall maintain accurate books and records necessary to demonstrate compliance with this Article and will execute reasonable certifications and disclosures requested by CTILS in connection with the foregoing. CTILS shall have the right, to audit such books and records on reasonable notice to Wholesaler. Wholesaler will cooperate fully in any investigation by CTILS of a potential violation of any of this Article 9. If Wholesaler fails to comply with the foregoing then CTILS may immediately terminate this Agreement by notice to Wholesaler.

9.5 Certification. Wholesaler shall provide written certification to CTILS at least annually that it has not engaged in any conduct that would violate Article 9 nor is it aware of any such conduct. As part of its certification, Wholesaler shall certify that all relevant employees and management of Wholesaler working in connection with this Agreement have been trained on applicable laws, rules, regulations and codes of conduct. All such written certifications shall be sent to the addresses set forth in Section 18.2 hereinbelow.

ARTICLE X

ADDITIONAL RIGHTS AND OBLIGATIONS OF WHOLESALER

10.1 During the term of this Agreement, Wholesaler shall:

(a) hold and maintain, at all times, any and all licenses, approvals and permits which are necessary for Wholesaler to fully perform its obligations under the Agreement and comply with all applicable legal and regulatory requirements in relation to the Product, including but not limited to those relating to the storage, distribution and sale of the Product in the Territory;

(b) be exclusively responsible for all the agreements entered into by Wholesaler, or to be entered into by Wholesaler, with hospitals and/or public purchasers in the Territory in connection with the distribution and sale of the Product;

(c) within twenty-four (24) hours, inform CTILS or its designee of and redirect to CTILS or its designee any customer complaints regarding the Product, including without limitation complaints and inquiries regarding the safety, potency, purity, quality or efficacy of the Product and adverse events related to the Product;

(d) establish and maintain adequate systems for responding to inquiries from physicians and other individuals regarding the Product in accordance with applicable laws, rules and regulations and coordinate such activities with CTILS so that such inquiries are responded to in a consistent manner;

(e) not make any safety or performance claim, if not previously approved in writing by CTILS;

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(f) inform CTILS of any material changes in the laws and regulations applicable to the carrying out of the Services;

(g) advise CTILS of ongoing legal and regulatory requirements for continued registration of the Product in the Territory in order to avoid any interruption of the registration and supply of the Product in the territory;

(h) establish and maintain adequate systems and records for the recall and recollection of the Product, in a timely, efficient and accurate manner, in accordance with the applicable laws, rules and regulations, and permit CTILS to periodically check that such records are being maintained properly, and remain functioning also following five (5) years from the date of the sale of the Product;

(i) if CTILS or a competent regulatory authority recalls a Product, upon CTILS’ direction, notify all customers who have purchased the relevant Product and in such circumstances and at CTILS’ expense, Wholesaler shall implement a recall, arrange for the return of the recalled Products from all relevant customers and return or destroy the Products at CTILS’ direction, provided, however, that CTILS shall be responsible for the costs of such recall, except to the extent that the recall is attributable to Wholesaler’s negligence, misconduct, breach of the Agreement, or failure to comply with applicable laws, rules or regulations;

(j) not remove the Product from the packages designed for delivery of Product to customers without CTILS’ prior written approval;

(k) be entitled to describe itself as CTILS’ authorized wholesale distributor of the Product in the Territory, but shall not hold itself out as CTILS’ agent;

(l) not carry out any activity and/or service that may cause a damage or prejudice to CTI or CTILS or to the Product or otherwise undermine the sale of the Product in the Territory;

(m) duly comply with all the material and applicable internet and IT laws, rules and regulations and adhere to the best accepted industry practices in relation to the use of internet for the provision of information in relation to pharmaceutical products to both private and professional users, including without limitation all such laws, rules, regulations and best practices regarding data privacy and direct to consumer advertising. In particular, Wholesaler shall ensure that any proposed reference to the Product or to CTI or CTILS and/or on a website owned, managed or sponsored by Wholesaler shall adhere to all instructions of CTILS, as applicable regarding the content and construction of any such website. In no event shall Wholesaler provide any hypertext or other link to CTI’s or CTILS’ websites or register a domain name incorporating a Trade Mark and/or a Company Mark, without the express written approval of CTILS;

(n) allow CTILS or its designee to examine or audit Wholesaler, including without limitation Wholesaler’s books and financial records, to ensure Wholesaler’s performance of its obligation under this Agreement, which shall include the right to audit the Premises where the Product is stored and Wholesaler’s offices. CTILS shall provide reasonable notice, of a minimum thirty (30) day period, of its intent to audit and shall conduct the audit during regular

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business hours and while Wholesaler’s representative is present. If an audit of Wholesaler’s books and financial records discloses an underpayment of compensation to CTILS or an overbooking of costs, Wholesaler shall (i) promptly remit to CTILS the amount of any underpayment or the amount due because any overbooking of costs, and (ii) bear the full cost of such audit if the underpayment of compensation or overbooking of costs is more than **** of the total amount of such compensation or costs;;

(o) duly comply with all regulatory fulfillments and obligations relating to the Services, including pricing and reimbursement matters, also bearing all the relevant costs and/or expenses;

(p) obtain any consent, license, authorization and/or certificate and/or importation and customs documentation required in order to import the Product in the Territory, also bearing the relevant costs and/or expenses. CTILS shall also assist Wholesaler in answering deficiency letters of any regulatory authority. In particular, CTILS shall promptly fulfill any requirements, with respect to the registration documents, received from Wholesaler, and Wholesaler shall promptly submit the same documents to the applicable regulatory authority;

(q) take no action which may adversely affect the standing of CTI or CTILS and generally conduct its business in a responsible and ethical manner and materially comply with the information and recommendations communicated in writing by CTILS and with all applicable laws, rules and regulations concerning the sale, storage and distribution of products;

(r) maintain for the longer of either five (5) years or such other period as is required under applicable the rules and regulations, after the expiry date of the last Product sold in the Territory all pharmacovigilance data and recall systems and records, as well as such other information as shall reasonably be required to effect a recall of the Product;

(s) notify CTILS or its designee via email within twenty-four (24) hours of receipt of any adverse event report. Notification will include a completed Adverse Event Report Form attached hereto as Schedule 5 and any additional documents provided by the reporter. All adverse events shall be documented by Wholesaler and all adverse event data shall be translated by Wholesaler into English. Wholesaler shall comply with all ICH, local and other applicable laws, rules, regulations and standards for pharmacovigilance;

(t) maintain a log of requests for medical information, adverse events and Product complaints received from within the Territory; and

(u) periodically and/or upon the request of CTILS or its designee, reconcile all requests for medical information, adverse events and Product complaints.

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ARTICLE XI

ADDITIONAL RIGHTS AND OBLIGATIONS OF CTILS

11.1 General. During the term of this Agreement CTILS shall:

(a) ensure that CTILS is in compliance with all relevant legal and regulatory requirements in relation to the manufacture, packaging, labeling, storage and distribution from the CTILS 3PL or other distribution center and/or supply of each of the Products;

(b) reply to requests for information by Wholesaler regarding the Product, whether related to a technical query or otherwise, as soon as practicable;

(c) from time to time provide Wholesaler with such up to date information concerning the Product as Wholesaler may reasonably require to assist Wholesaler with the distribution of the Product in the Territory; and

(d) make available to Wholesaler information related to the Product as necessary for selling and distributing the Product within the Territory.

11.2 Recalls. If CTILS wishes to recall or a competent Authority requires the recall of any Product, CTILS shall promptly notify Wholesaler by telephone, fax or email (with confirmation in writing) of the recall, and its urgency, providing details of the specific problem known to it, including the batch number of the Product concerned.

11.3 Adverse Events. In the event Wholesaler notifies CTILS of a reported adverse event relating to a Product received from a customer or any other person, CTILS will henceforth assume responsibility for taking any and all actions relating to such adverse events including, without limitation, dealing with (a) all reporting aspects of pharmacovigilance to the relevant competent Authorities as required in the Territory, and (b) allegations or findings of product and/or strict liability that may be required or result from an adverse reaction(s). At the request of CTILS, and where possible, Wholesaler shall assist and facilitate CTILS in meeting these requirements. Safety data regarding the Product that is reported to CTI and that originates from postmarketing and clinical trial activities will be maintained and stored in CTI’s global safety database in accordance with CTI’s policies and procedures and applicable laws, rules and regulations.

11.4 Discontinuance of Supply. CTILS shall, upon **** written notice to Wholesaler, be entitled to discontinue or vary the manufacture and/or supply of the Product.

11.5 Government Inspections. Wholesaler shall notify CTILS within one (1) Business Day of becoming aware of any inspection by any government body, directly relating to the Product. Promptly after such inspection, Wholesaler shall furnish CTILS with copies of all documentation relating to such inspection. CTILS or its designee shall have the right to review and comment on any correspondence by Wholesaler to the government body generated as a result of such inspection prior to submission by Wholesaler. In addition, Wholesaler agrees to notify CTILS within two (2) Business Days of receipt of any other written regulatory actions or communication directly relating to the Product, including without limitation health authority requests and audits related to the Product. The Parties shall confer with each other with respect to any response regarding such action or communication and the best means to comply with such action or communication.

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ARTICLE XII

REPRESENTATIONS AND WARRANTIES

12.1 CTILS General Warranties. CTLS represents and warrants that:

(a) it is a limited company duly organized and validly existing under the laws of England and Wales with the full power to conduct its affairs as currently conducted and contemplated hereunder, and all necessary corporate action has been taken by it to enable it to execute and deliver this Agreement and perform its obligations hereunder;

(b) it has good and marketable title for each tangible unit of Product delivered to Wholesaler hereunder; and

(c) as of the Effective Date and to its knowledge, the Product does not infringe any patent rights in the Territory owned by any third party, and that as of the Effective Date CTILS has no knowledge of any Intellectual Property Rights in the Territory owned by a third party that would be infringed by Wholesaler’s selling the Product as set forth in this Agreement.

12.2 CTILS Product Warranties. CTILS represents and warrants that each unit of the Product supplied to Wholesaler hereunder (i) shall be manufactured, labeled, packaged, tested and stored (while in the possession or control of CTILS) in accordance with the applicable Approvals therefor and all applicable laws and regulations in the Territory relating to the manufacture, labeling, packaging, testing and storage of the Product, and shall be manufactured for use for the Indications specified in the applicable Approvals therefor, (ii) shall conform to its description, specification and data sheet or summary of product characteristics (if any), and (iii) will have a shelf-life of at least twenty-four (24) months under the storage conditions specified by CTILS.

12.3 Warranty Limitations and Disclaimer.

(a) Exceptions. The limited warranty set forth in Section 12.2 does not apply to any non-conformity of the Product resulting from (i) repair or alteration by any party other than CTILS or its Affiliates, (ii) misuse, negligence, abuse, accident, mishandling or storage in an improper environment by an party other than CTILS or its Affiliates, or (iii) use, handling, storage or maintenance other than in accordance with instructions and recommendations provided by CTILS or its Affiliates.

(b) Limited Remedy. CTILS’ obligation with respect to units of the Product which do not meet the warranty contained in Section 12.2 is limited to replacement of such units of the Product in accordance with the terms of Section 6.5, provided that such units are returned to CTILS accompanied by a reasonably detailed statement of the claimed defect or non-conformity and proof of date of purchase, and packed and shipped according to instructions provided by CTILS, and only if, upon examination by CTILS, such units of the Product are determined to have been defective under the terms of this Agreement.

(c) Disclaimer. THE FOREGOING WARRANTY IN SECTION 12.2, AS LIMITED BY THE TERMS OF THIS SECTION 12.3, IS THE SOLE AND EXCLUSIVE WARRANTY GIVEN BY CTILS WITH RESPECT TO THE PRODUCT, AND CTILS GIVES AND MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, OTHER THAN THE FOREGOING. WITHOUT LIMITING THE GENERALITY

Confidential	Page 14

OF THE FOREGOING, NO IMPLIED WARRANTY OF MERCHANTABILITY, NO IMPLIED WARRANTY OF NON-INFRINGEMENT OR TITLE, NO IMPLIED WARRANTY OF FITNESS FOR ANY PARTICULAR PURPOSE, AND NO IMPLIED WARRANTY ARISING BY USAGE OF TRADE, COURSE OF DEALING OR COURSE OF PERFORMANCE IS GIVEN OR MADE BY CTILS OR SHALL ARISE BY OR IN CONNECTION WITH ANY SALE OR PROVISION OF THE PRODUCT BY CTILS, OR WHOLESALER’S USE OR SALE OF THE PRODUCT, OR CTILS’ AND/OR THE WHOLESALER’S CONDUCT IN RELATION THERETO OR TO EACH OTHER. NO REPRESENTATIVE OF CTILS IS AUTHORIZED TO GIVE OR MAKE ANY OTHER REPRESENTATION OR WARRANTY OR TO MODIFY THE FOREGOING WARRANTY IN ANY WAY.

12.4 Wholesaler Warranties. Wholesaler represents and warrants that:

(a) it is a corporation duly organized and validly existing under the laws of the Federal Republic of Germany with the full power to conduct its affairs as currently conducted and contemplated hereunder, and all necessary corporate action has been taken by it to enable it to execute and deliver this Agreement and perform its obligations hereunder;

(b) it has the necessary expertise and personnel to carry out the Services within the Territory;

(c) it is duly authorized to carry out the Services within the Territory;

(d) it will distribute and sell the Product in the Territory in accordance with all material and applicable laws and regulations of the Territory;

(e) there is no outstanding (or, to the best of its knowledge, pending or threatened) litigation, arbitration, or other dispute to which it is or could become a party that, if decided unfavorably to it, would reasonably be expected to have a material adverse effect on its ability to fulfill its obligations under this Agreement; and

(f) it has not violated any applicable law or regulation and will immediately inform CTILS of the occurance of any such violation.

ARTICLE XIII

INDEMNITIES; INSURANCE

13.1 CTILS Obligations. Except to the extent caused by Wholesaler’s negligence or misconduct, breach of this Agreement or violation of applicable laws, rules and regulations, CTILS shall indemnify and hold harmless Wholesaler and its respective directors, officers, agents and employees from and against any and all third party claims and liabilities arising from:

(a) any grossly negligent willful act or omission of CTILS or its representatives in relation to the Product; and

Confidential	Page 15

(b) the material breach of any representation made or warranty set forth in this Agreement given by CTILS with respect to the Product.

13.2 Wholesaler Obligations. Except to the extent caused by CTILS’ negligence or misconduct or breach of this Agreement, Wholesaler shall indemnify and hold harmless CTILS and its Affiliates and their respective directors, officers, agents and employees from and against any and all:

(a) losses, liabilities, claims, damages, penalties, fines, costs and expenses arising from the provision of the Services within the Territory;

(b) losses, liabilities, claims, damages, penalties, fines, costs and expenses arising from the distribution of the Product in the Territory;

(c) any claim of failure by Wholesaler or its representative to comply with governmental requirements applicable to the Product including, but not limited to, Wholesaler’s or their representatives’ failure to report adverse events;

(d) Wholesaler’s or its representatives’ error, willful misconduct, negligent acts or omissions in connection with the Product;

(e) Wholesaler’s or its representatives’ breach of Wholesaler’s obligations under this Agreement;

(f) the breach of any representation made or warranty given by Wholesaler with respect to the Services; and

(g) any other liabilities arising from Wholesaler’s obligations under this Agreement.

13.3 Survival. The indemnity obligations set out in this Article shall survive the termination or expiration of this Agreement and until all the Claims outstanding are finalized.

13.4 Procedure. Any Party seeking to be indemnified under this Agreement (“Indemnified Party”) shall notify promptly in writing the other Party (“Indemnifying Party”) of any actual or potential claim in respect of which indemnification may be sought as soon as reasonably practical and in any event no later than thirty (30) days after becoming aware, by email and by registered letter with acknowledgement of receipt, together with any relevant documentation supporting the claim as well as the estimated amount of the claim (“Claim”). Upon receipt of the notice of Claim the Indemnifying Party shall have the right and absolute discretion, but not the obligation, to defend against, control the defense of, and settle any such Claim. If the Indemnifying Party elects to assume the defense of any Claim, the Indemnifying Party shall no longer be liable for any legal or other expense subsequently incurred by the Indemnified Party in connection with the defense except for those legal and other expenses incurred at the request of the Indemnifying Party. The Indemnified Party shall co-operate with the Indemnifying Party in the defense of any Claim, including providing the Indemnifying Party on request with such information in relation to any such Claim as the Indemnifying Party may reasonably request, and shall be entitled to participate in the defense of such action provided,

Confidential	Page 16

however, the decisions of counsel for the Indemnifying Party shall be controlling and the Indemnified Party shall be responsible for the expenses of its own counsel, if any. There shall be no settlements, compromise or prejudicial admission, whether agreed to in court or out of court, without the prior written consent of the Indemnifying Party.

13.5 Limitations. The Indemnified Party shall use reasonable best efforts to mitigate its losses, liabilities, damages, costs and expenses (including, to the extent consistent with sound business judgment, incurring costs only to the minimum extent necessary to remedy the event which gives rise to the Claim) upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto. Neither Party shall have the right to tender or make any claim under this Article 13 with respect to any matter as to which such Party had knowledge prior to the Effective Date.

13.6 Insurance. Each Party shall maintain insurance as required under applicable laws and regulations and, in any event, in amounts necessary and sufficient to provide coverage for their potential liabilities under this Agreement. CTILS shall maintain product liability insurance with limits of not less than **** per occurrence and annual aggregate. Wholesaler shall maintain insurance sufficient to cover its distribution, storage and sales activities under this Agreement, including loss of or damage to Product. Upon request, each Party will provide to the other valid certificates of insurance or evidence of self-insurance for the coverage set forth in this Article.

ARTICLE XIV

INTELLECTUAL PROPERTY

14.1 Ownership of Intellectual Property. Title and ownership of all Intellectual Property Rights in and to the Products shall remain with CTI or CTILS and their licensors. While not contemplated under this Agreement, any Invention (including patents and patent applications) will be the property of CTI. Inventions will be, to the extent permitted by law, works made for hire. CTI or CTILS will have the sole right to determine the treatment of all Inventions. Wholesaler will promptly disclose all Inventions to CTI and CTILS in writing, execute all factually accurate documents and perform all reasonable acts, at CTI’s expense, reasonably necessary to pursue, prosecute, maintain and enforce any patents, patent applications and other rights to the Inventions. For the purposes of this Agreement, the term “Invention(s)” will mean any and all discoveries, inventions, improvements, developments, products, processes, procedures, techniques, formulae, computer programs, drawings, designs, notes, documents, information and materials, whether or not protectable by copyright, patent or trademark or as a trade secret, made, conceived, developed or first reduced to practice by Wholesaler, alone or with others, in the course of performing the Services hereunder.

14.2 Protection of CTI Intellectual Property. During the term of this Agreement, Wholesaler shall, at the expense of CTI, take all such steps as CTI may reasonably require to assist CTI in maintaining the validity and enforceability of the Intellectual Property Rights of CTI related to the Product. Wholesaler shall not institute, prosecute or otherwise participate in (or in any way aid any third party instituting, prosecuting or otherwise participating in) any administrative, legal or regulatory action that asserts claims against, attacks, disputes, challenges or otherwise contests CTI’s or CTILS’ Intellectual Property Rights. In the event

Confidential	Page 17

Wholesaler institutes, prosecutes or otherwise participates in (or in any way aids any third party in instituting, prosecuting or otherwise participating in) any such administrative, legal or regulatory action, CTI shall have the right to immediately terminate this Agreement.

14.3 Notifications by Wholesaler. Wholesaler shall promptly inform CTILS if it believes that such competitor is unfairly disparaging the Product or infringing any national or supranational laws or regulations relating to the sale or distribution of pharmaceutical products or the promotion, advertising or sale of such products. Additionally, Wholesaler shall immediately notify CTILS of any actual or threatened infringement in the Territory of any Intellectual Property Rights of CTI or CTILS which comes to Wholesaler’s notice, and of any claim by any third party so coming to its notice that the importation of the Product into the Territory, or their sale in the Territory, infringes any rights of any other person, and Wholesaler shall at the request and expense of CTI or CTILS do all such things as may be reasonably required to assist CTI or CTILS in taking or resisting any proceedings in relation to any such infringement or claim.

ARTICLE XV

TERM AND TERMINATION

15.1 Duration. This Agreement shall become effective on the Effective Date and shall remain valid and effective for a period of one (1) year (“Initial Term”), unless this Agreement is terminated earlier in accordance with the terms of Article 15. At the end of the Initial Term, this Agreement will be automatically renewed for a one (1) year period (“Renewal Term”), subject to earlier termination in accordance with the terms of Article 16, unless the other Party gives written notice of termination of the Agreement at least sixty (60) days prior to the end of the then current term; provided that at the end of the Initial Term, CTILS may terminate this Agreement upon notice if Wholesaler has not fulfilled all of its obligations under this Agreement to the reasonable satisfaction of CTILS. If generic launch of the Product occurs in the Territory, the parties shall discuss in good faith the termination of the Agreement.

15.2 Termination for Uncured Breach. Without derogating from other provisions of this Agreement, this Agreement may be terminated by either Party, immediately by written notice in the event of failure by the other Party to remedy its material default under this agreement within thirty (30) days after receipt of a written request to remedy the default from the terminating party. It is understood that CTILS shall not be in breach of this Agreement if it is unable to supply Product for any reason other than under circumstances where CTILS is able, but unwilling, to supply Product.

15.3 Additional Termination Rights of CTILS. In addition to the right to terminate under Section 15.2, CTI may immediately terminate this Agreement, by giving written notice to Wholesaler, if:

(a) Wholesaler violates its obligations under Section 14.2 or 14.3;

(b) Wholesaler delays any payment pursuant to Section 4.2 for more than sixty (60) days from the due date;

Confidential	Page 18

(c) Wholesaler violates its obligations in respect of the Trade Marks pursuant to Article 8; or

(d) Wholesaler violates its compliance obligations pursuant to Article 9 above, including without limitation its obligations to comply with all applicable antiboycott, embargo, anti-bribery, and corrupt practices laws pursuant to Section 9.2.

15.4 Insolvency. This Agreement may be immediately terminated by either Party, upon giving written notice to the other Party, in the event that the other Party shall become insolvent or be declared bankrupt by a court of competent jurisdiction or shall be the subject of any reorganization (other than a corporate reorganization effected in the ordinary course of business and not arising out of any insolvency) or winding up, receivership or dissolution, bankruptcy or liquidation proceeding, or any proceeding or action similar to one or more of the above, in which case termination shall be effective upon such written notice. The failure of either Party to give notice of termination upon obtaining knowledge of any such event shall not be interpreted as a waiver of such Party’s rights under this Section 15.4, and such Party reserves the right to exercise any such rights at any time after the occurrence of any such event.

15.5 Other Termination. Without derogating from other provisions of this Agreement, this Agreement may be terminated by CTILS for any reason upon sixty (60) days prior written notice to Wholesaler.

15.6 Termination for Force Majeure. In the event of any breach of the provisions of this Agreement due to an event of Force Majeure, in case the violation continues for more than two (2) months, the Party not in breach shall have the right to terminate this Agreement with immediate effect by written notice sent to the other Party.

15.7 Wholesaler Duties Upon Notice of Termination. Upon notice of termination of this Agreement sent by CTILS for any reason, Wholesaler shall:

(a) except as set forth in Section 15.9, immediately cease to make use of the Trade Marks;

(b) at the specific written request of CTILS, return or destroy any Confidential Information provided by CTI;

(c) pay immediately to CTILS all sums owed, net of all sums owed by CTILS to Wholesaler; and

(d) not be entitled to the exclusive appointment granted to Wholesaler pursuant to Section 2.1 of this Agreement.

15.8 Trademark Rights Upon Termination. Upon expiration or termination of this Agreement for any reason whatsoever, CTI or CTILS shall have exclusive ownership rights to the Trade Marks and to all other Product-specific logos, slogans and other intangibles used by Wholesaler solely in association with the independent sale of the Product (including all registrations relating thereto) possessed or controlled by Wholesaler, and Wholesaler unconditionally agrees to immediately execute and deliver to CTI any documents or instruments reasonably requested by CTI to give full effect to the provisions of this Section 15.8.

Confidential	Page 19

15.9****. **** At the request of CTILS, Wholesaler shall provide CTILS with reasonable support and assistance in connection with the transfer of Product distribution, marketing and sales responsibility from Wholesaler to CTILS or to a third party upon the termination or expiration of this Agreement.

15.10 No Liability for Termination. Wholesaler shall have no claim against CTILS or its Affiliates for loss of distribution rights, goodwill or other similar loss resulting from the termination of this Agreement.

ARTICLE XVI

CONFIDENTIAL INFORMATION

16.1 Definition. The confidential and proprietary information that is the subject of this Agreement shall include all information relating to the disclosing party’s business or proposed business, and information relating to research, development, marketing and manufacture of technology and products, including, but not limited to, any technical information, trade secrets, inventions (whether patentable or not), product development plans, customers, suppliers, contract service providers and financial information (hereinafter, the “Confidential Information”). Such Confidential Information may also include the Confidential Information of the disclosing party’s affiliates and subsidiaries.

16.2 Ownership. The receiving party agrees that all Confidential Information of the disclosing party is and shall remain the sole property of the disclosing party, who shall retain all rights to the Confidential Information, and that no license is granted to the receiving party.

16.3 Confidentiality Obligations. The receiving party agrees to: (a) hold in confidence and trust and to maintain as confidential all Confidential Information for a period of five (5) years following the expiration or termination of this Agreement; (b) not disclose any Confidential Information or any information derived from such to any third person except to the receiving party’s employees or agents who have a need to know such Confidential Information in order to exercise such party’s rights or perform its obligations under this Agreement (the “Purpose”), and who are bound by restrictions on disclosure and use of at least as stringent as those set forth herein; and (c) not to make any use of the Confidential Information except for the Purpose.

16.4 Exceptions. Without granting any rights or license, the obligations of confidentiality and restricted use set forth in this Article 16 shall not apply to any information that:

(a) the receiving party can demonstrate is generally known to the public at the time of the disclosing party’s disclosure to the receiving party or thereafter becomes generally known to the public, through no action or inaction by the receiving party or its employees;

Confidential	Page 20

(b) another party lawfully disclosed to the receiving party not in violation of the disclosing party’s or any other party’s confidential rights;

(c) was rightfully known to the receiving party prior to its receipt from the disclosing party as can be demonstrated by documentary evidence;

(d) was independently and subsequently developed by employees of the receiving party who were unaware of the Confidential Information, as can be demonstrated by documentary evidence; or

(e) is required to be disclosed by court or other governmental order, rule or regulation, provided that the receiving party gives the disclosing party prompt notice of such required disclosure in order to allow the disclosing party to seek protective treatment.

16.5 Reporting Obligations. It remains understood between the Parties that the entering into of this Agreement, as well as any activity related thereto, shall be deemed as a Confidential Information. Wholesaler acknowledges that CTILS and its Affiliates have reporting obligations under the Securities Exchange Act of 1934, as amended, and other applicable laws, rules and regulations and, accordingly, Wholesaler agrees that CTILS may disclose the contents of this Agreement, including the Agreement itself, and any activity related thereto, to the extent necessary for CTI and its Affiliates to comply with such reporting obligations.

16.6 No Copies; Return. The receiving party agrees not to make any copies or duplicates of any Confidential Information except as otherwise expressly authorized in writing by the disclosing party or as necessary for the Purpose. Upon expiration or termination of this Agreement or the disclosing party’s request, the receiving party will immediately return all Confidential Information in the receiving party’s possession, or (upon the receiving party’s approval) destroy all Confidential Information and certify its destruction, except that the receiving party may retain one (1) copy of the Confidential Information in its files solely to allow it to monitor its continued obligations hereunder.

16.7 Cooperation. Each Party undertakes to inform the other Party of any breach of the obligations provided for under this Article 16, and to provide the maximum cooperation in order to reduce the consequences of said breach.

ARTICLE XVII

FORCE MAJEURE

17.1 Notices of Events. If either Party is affected by Force Majeure it shall forthwith notify the other Party of the nature and extent thereof.

17.2 No Liability. Neither Party shall be deemed to be in breach of this Agreement, or otherwise be liable to the other, by reason of any delay in performance, or non-performance, of any of its obligations under this Agreement to the extent that such delay or non-performance is due to any Force Majeure of which it has notified the other Party, and the time for performance of that obligation shall be extended accordingly.

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ARTICLE XVIII

GENERAL

18.1 Interpretation.

(a) Neither Party Deemed Drafter. Despite the possibility that one Party or its representatives may have prepared the initial draft of this Agreement or any provision or played a greater role in the preparation of subsequent drafts, the Parties agree that neither of them will be deemed the drafter of this Agreement and that, in construing this Agreement, no provision hereof will be construed in favor of one Party on the ground that such provision was drafted by the other.

(b) Headings. Headings to the Articles, Sections and the Schedules to this Agreement are for convenience only and shall not affect its construction or interpretation.

(c) References. Unless otherwise noted, references to clauses and Schedules are to the clauses of and Schedules of this Agreement.

(d) Schedules. The Schedules are deemed to be incorporated and form part of this Agreement and the term “Agreement” shall be construed accordingly. In the event of conflict between any of the terms of this main part of the Agreement and the Schedules, the former shall prevail.

(e) Indemnify. The word “indemnify” in this Agreement will mean to indemnify, keep indemnified and hold harmless the indemnified Party from and against all costs (including the cost of enforcement), expenses, liabilities (including any tax liability), injuries, damages, claims, demands, proceedings or legal costs (on a full indemnity basis) and judgments which the indemnified party incurs or suffers and “indemnity”, “indemnities” and “indemnifies” have a corresponding meaning.

(f) Month. Any reference to a “month” is a reference to the period of a calendar month.

(g) Person. Any reference to “person” means a natural or legal person, firm or unincorporated association.

18.2 Notices. Any communication and notice required or permitted pursuant to this Agreement shall be considered as validly effected only if made in writing and delivered by registered letter return receipt requested, courier or fax to the following addresses below in this Section 18.2 or to such other addresses as may be provided, in compliance with this Section 18.2, by each Party to the other Party. Notices shall be effective upon delivery. In proving delivery, it shall be sufficient to prove that the package containing such notice was correctly addressed and delivered or the notice was transmitted by fax to the correct fax number and a successful transmission sheet exists.

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if to CTILS:

CTI Life Sciences Limited

Lakeside House

1  Furzeground Way

Stockley Park

Heathrow UB111BD

United Kingdom

with a copy to:

Cell Therapeutics, Inc.

3101 Western Avenue

Suite 600

Seattle, WA 98121

United States

Fax: (206) 272-4397

Attention of: Legal Affairs

if to Wholesaler:

Max Pharma GmbH

Am Gewerbegebiet 5

95185 Gattendorf

GERMANY

Fax: 49(0) 9281 84016 161

Attention of: Mr. Michael Kretzer, GM

18.3 Assignment.

(a) Neither Party shall without the prior written consent of the other sub-contract, assign or transfer, or purport to sub-contract, assign or transfer to any other person any of its rights or obligations under this Agreement without the prior written consent of the other Party. Any attempted assignment or transfer of this Agreement in violation of this provision shall be void. Subject to the foregoing, this Agreement shall be binding on, inure to the benefit of, and be enforceable by the Parties and their respective heirs, successors and valid assigns.

(b) Notwithstanding the foregoing, CTILS may, without prior written consent, sub-contract, assign, delegate or transfer this Agreement or any of its rights or obligations hereunder to an Affiliate or to an acquirer or successor to all or substantially all of CTI’s or CTILS’ stock or equity, or to all or substantially all of the assets of the Product or the business of CTILS to which this Agreement relates, whether by sale, acquisition, merger, operation of law or otherwise.

18.4 Survival. The provisions of Articles 1, 13, 14, 16, 18 and 19 and Sections 4.6, 4.7, 12.3, 15.7, 15.8, 15.9 and 15.10 of this Agreement shall survive the termination or expiration of this Agreement (as the case may be) and shall remain in full force and effect. The provisions of this Agreement that do not survive termination or expiration hereof (as the case may be) shall, nonetheless, be controlling on, and shall be used in construing and interpreting the rights and obligations of the Parties hereto with regard to, any dispute, controversy or claim which may arise under, out of, or in connection with this Agreement.

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18.5 Further Assurances. The Parties agree to execute such further or other documents and assurances as are necessary from time to time in order to give effect to the provisions of this Agreement.

18.6 Relationship of Parties. Neither Party nor its agents or employees shall be deemed to be an agent of the other for any purpose whatsoever, and neither Party shall have, nor shall it represent itself as having, any authority to make contracts or obligations in the name of or binding upon the other Party, to pledge the other Party’s credit, or to extend credit to anyone in the other Party’s name.

18.7 Entire Agreement. This Agreement contains the entire agreement between the Parties in respect of the subject matter of the Agreement, and supersedes all prior written or oral agreements, representations or understandings between the Parties in respect thereto.

18.8 Amendments. This Agreement may not be modified except in writing signed by the duly authorized representatives of each Party.

18.9 Severability. In the event that any of the provisions of this Agreement or the application of any such provisions to the Parties shall be held by a court of competent jurisdiction to be contrary to law, the remaining portions of this Agreement shall remain in full force and effect.

18.10 Waivers. The failure or delay by either Party to this Agreement in exercising any right, power or remedy of that Party under this Agreement will not in any circumstances impair such right, power or remedy nor operate as a waiver of it. The single or partial exercise by either party to this Agreement of any right, power or remedy under this Agreement will not in any circumstances preclude any other or further exercise of it or the exercise of any other right, power or remedy. No waiver by either Party of any breach of this Agreement by the other shall be considered as a waiver of any subsequent breach of the same or any other provisions.

18.11 Public Announcements. Neither Party shall make any public announcement or press release regarding the content or signature of this Agreement without the other Party’s prior written consent, except if requested by applicable laws, rules or regulations or any stock exchange rules. In any event, the Parties shall agree in good faith on the text and content of any such public announcement or press release. For the avoidance of doubt, Wholesaler acknowledges and agrees that, because CTILS’ Affiliate, CTI, is a publicly-traded company, CTI may disclose the existence and terms of this Agreement (or may file the Agreement) in registration statements and/or reports filed under the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and/or with any applicable stock exchange.

18.12 Counterparts. This Agreement may be executed in any number of counterparts each of which when executed shall be construed as an original, but together shall constitute one and the same instrument.

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ARTICLE XIX

GOVERNING LANGUAGE, LAW AND JURISDICTION

19.1 Governing Language. The controlling language of this Agreement and all related documents, correspondence and notices is English. In the case of any discrepancy between the terms of the English version of this Agreement and the terms of any foreign translation thereof, the terms of the English version will govern.

19.2 Governing Law. This Agreement shall be governed by, and construed in all respects in accordance with, the laws of the United Kingdom, without regard to any conflicts of laws principles to the contrary. The United Kingdom’s choice of law rules will not be invoked for the purpose of applying the law of another jurisdiction.

19.3 Binding Arbitration. Any and all disputes arising out of, in connection with or relating to the existence, negotiation, validity, formation, interpretation, breach, performance or application of this Agreement shall be finally resolved by binding arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce (“ICC Rules”) before an Arbitral Tribunal of three (3) arbitrators. Each Party shall appoint one (1) arbitrator for confirmation, with the third arbitrator to be jointly nominated by the two co-arbitrators within thirty (30) days of the confirmation of the second arbitrator. If the two co-arbitrators do not nominate the third arbitrator within that period, the third arbitrator shall be appointed by the ICC Court. The place of arbitration shall be New York, New York. The language used in the arbitration proceedings shall be English. The proceedings, including any outcome, shall be confidential. The United States District Court for the Southern District of New York shall have the exclusive jurisdiction for any disputes under this Agreement and the Parties hereby irrevocably consent to the personal jurisdiction of such court and waive any objections to the jurisdiction of, or venue in, that forum. The United States District Court for the Southern District of New York shall have exclusive jurisdiction within the United States to confirm any award issued by the arbitrators. Any arbitration award may also be confirmed and enforced in any court of competent jurisdiction outside of the United States. In addition to all other relief, the arbitrator shall have the power to award reasonable attorneys’ fees to the prevailing Party.

[SIGNATURE PAGE FOLLOWS]

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This Agreement shall be executed in two (2) original copies.

IN WITNESS HEREOF, the Parties have caused this Agreement to be executed by their duly authorised representatives on the dates stated below their signatures.

For CTI LIFE SCIENCES LIMITED		For MAX PHARMA GMBH

By:	/s/ Jim Fong	By:	/s/ Michael Kvetzer
Name:	Jim Fong	Name:	Michael Kvestzer
Title:	Director, EU General Manager	Title:	Chief Executive Officer
Date:	March 26, 2013	Date:	March 27, 2013

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SCHEDULE 1

Product and Consideration

Selling Price

PRODUCT	Price Per Vial of Product Charged to Wholesaler
PIXUVRI®; SKU # CLB-F-673-85519-GER	****

Confidential	Page S1-1

SCHEDULE 2

Additional Services

None

Confidential	Page S2-1

SCHEDULE 3

List of Trademarks

(1)        PIXUVRI®

Confidential	Page S3-1

SCHEDULE 4 - CONTACT PERSONS

Wholesaler	CTILS
Pharmacovigilance
N/A	****
Quality Assurance including Product complaints
****	****
Supply chain logistics, forecasts and placement of purchase orders
****	****
Provision of monthly sales report
****	****
Invoicing
****	****

Confidential	Page S4-1

SCHEDULE 5

Adverse Event Report Form

See Attached

Confidential	Page S5-1

ADVERSE EVENT REPORT FORM

Please Fax or Email the completed form to the CTI Pharmacovigilance department at:

Fax: ****

Email: **** with a copy to ****

☐ Initial Report	☐ Follow-up Report Number:	Date of Report:
DD/MON/YYYY

Drug Details:

Brand Name	PIXUVRI®	Generic Name	Pixantrone
Lot Number		Expiry Date
Indication		Dose
Route of Administration
Drug Start Date		Drug Stop Date

1. Reporter Information
Name:	Title:
Telephone Number:	FAX Number:
Signature:	Date:

2. Subject Information
Gender	Age	Weight	Height

☐ Male ☐ Female
	Months/years	☐ lb ☐ kg	☐ in ☐ cm

3. AE Term:

☐   Non-serious

☐  Serious (“X” all that apply)

☐ Fatal (complete Death Details section below)

☐ Life Threatening

☐ Hospitalization (complete Hospital Details section)

☐ Persistent or Significant Disability

☐ Congenital Anomaly

☐ Other Important Medical Event

AE ONSET Date dd mon yyyy	OUTCOME (“X” one) ☐ Recovered / Resolved ☐ Recovering / Resolving ☐ Not Recovered / Not Resolved ☐ Recovered / Resolved with sequelae ☐ Fatal ☐ Unknown	RESOLVED or RECOVERED DATE dd mon yyyy	SEVERITY (“X” one) ☐ Mild ☐ Moderate ☐ Severe ☐ Life-Threatening ☐ Death
Did reaction abate after stopping drug?	☐ Yes ☐ No ☐ Not Applicable	Did reaction reappear after drug reintroduction?	☐ Yes ☐ No ☐ Not Applicable

CELL THERAPEUTICS CONFIDENTIAL INFORMATION	Page S5-2

Death Details Complete this section if “Death” is checked	Hospitalization Details Complete this section if “Hospitalization” is checked	Other Contributing Factors Check all that apply

Date of Death: dd mon yyyy Autopsy performed? ☐ yes ☐ no Autopsy results available? ☐ yes ☐ no	Admission Date: dd mon yyyy Discharge Date : dd mon yyyy	☐ Medical History: ☐ Treatment related/other Procedure: ☐ Surgical History: ☐ Concomitant Medication: ☐ Other:

4. Relevant Medical History Include pre-existing conditions, start date, and whether or not active
Condition	Start date	Active 1. ☐ yes ☐ no 2. ☐ yes ☐ no 3. ☐ yes ☐ no 4. ☐ yes ☐ no
1.	1.
2.	2.
3.	3.
4.	4.

5. Concomitant Medication(s)
Summarize in the Summary of Event Section below or attach source documents. “X” if none. ☐

6. Summary of Event Describe the event including relevant medical history, onset, progression, treatment, procedures, laboratory tests, and outcome. Attach additional pages if needed.

CELL THERAPEUTICS CONFIDENTIAL INFORMATION	Page S5-3

SCHEDULE 6

Material Safety Data Sheet

See Attached

Confidential	Page S6-1

Document Title: BBR 2778 Drug Product Material Safety Data Sheet (MSDS)	Version 3.0	DOC NUMBER: S00200	EFF. DATE: 02-MAY-2012

****

CELL THERAPEUTICS CONFIDENTIAL INFORMATION	Page S6-1